Exhibit 10.35

UNANIMOUS WRITTEN CONSENT OF THE

BOARD OF DIRECTORS OF

WILLIS NORTH AMERICA INC.

THE UNDERSIGNED, being all of the members of the Board of Directors (the “Board”) of Willis North America Inc., a Delaware corporation (the “Company”), do hereby consent to and adopt the following preambles and resolutions by unanimous consent in writing with the same force and effect as if adopted at a duly noticed and convened meeting of the Board as of the date hereof:

TERMINATION OF NON-QUALIFIED DEFERRED SAVINGS PLAN FOR U.S. EMPLOYEES PLAN AS IT RELATES TO TRANZACT EMPLOYEES

WHEREAS, Willis Towers Watson Public Limited Company, a public limited company organized under the laws of Ireland (the “Parent Company”), is the parent of Willis North America Inc., a Delaware Corporation (the “Company”);

WHEREAS, Willis North America Inc. sponsors the Willis Towers Watson Non-Qualified Deferred Savings Plan for U.S. Employees (the “NQDSP”) for the benefit of a select group of key management or highly compensated employees who contribute significantly to the future business success of the Company;

WHEREAS, Section 13 of the NQDSP provides that the Board of Directors of the Company (the “Board”) has the authority to amend the NQDSP; and

WHEREAS, on or around September 30, 2024, (i) Willis HRH, Inc., (ii) Willis Towers Watson Public Limited Company entered an agreement with Project Granite Buyer Inc. (“Buyer”) to sell Tranzact and certain subsidiaries (collectively the “Divested Entities”) pursuant to the Equity Purchase Agreement (“EPA”) (the “Transaction”), and the Transaction is expected to close on or around December 31, 2024 (“Closing Date”);

WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) permits the termination and liquidation of a nonqualified deferred compensation plan pursuant to irrevocable action taken by the service recipient within the thirty (30) days preceding or the twelve (12) months following a change in control event (as defined in Section 409A) if the requirements of Treasury Regulation Section 1.409A-3(j)(4)(ix)(B) are met;

WHEREAS, pursuant to Treasury Regulation Section 1.409A-3(j)(4)(ix)(B), the Company may terminate and liquidate the NQDSP in its discretion if (i) all agreements and plans sponsored by the Company after the closing of the change in control event with respect to which deferrals of compensation are treated as having been deferred under a single plan under Section 409A are terminated and liquidated with respect to each participant that experienced the change in control event are also terminated; and (ii) all payments are made within twelve (12) months of the date all action is taken to terminate the plan;

WHEREAS, the Transaction will constitute a change in control event of the Divested Entities as defined in Section 409A and employees of the Divested Entities and certain other employees of WTW who are being divested to Buyer under the EPA (the “Divested Employees”) will experience the change in control event;

WHEREAS, the Company has determined it is advisable and in the best interests of the Company to terminate and liquidate the NQDSP with respect to the Divested Employees who are participating in the NQDSP, contingent on and effective as of Closing Date, and to accelerate the payment of all benefits accrued by the Divested Employees under the NQDSP so that such amounts are paid no later than 12 months following Closing Date; and

WHEREAS, the Company and its affiliates are taking actions to terminate and liquidate all agreements and plans with respect to the Divested Employees that are treated, with respect to the Divested Employees, as having been deferred, along with the NQDSP, under a single plan under Section 409A;

WHEREAS, the Company desires to provide for full vesting under NQDSP for participants who are employed by the Company on the date preceding the Closing Date of the EPA who cease to be employed by the Company immediately after the closing date, and effective as of the closing date; and

NOW THEREFORE, BE IT RESOLVED, that the NQDSP, as it relates to the Divested Employees is hereby irrevocably terminated contingent on and as of the Closing Date; and

FURTHER RESOLVED, that all Divested Employees are hereby vested in their benefits under the NQDSP contingent on and as of the Closing Date; and

FURTHER RESOLVED, that all accrued and unpaid benefits under the NQDSP that are allocated to accounts of the Divested Employees shall be paid to Divested Employees in a single lump sum payment within twelve months following the Closing Date; and

FURTHER RESOLVED, that no portion of the NQDSP other than as it relates to the Divested Employees shall be terminated, and the remaining portions of the NQDSP shall remain in effect pursuant to its terms; and

TERMINATION OF NON-QUALIFIED STABLE VALUE EXCESS PLAN FOR U.S. EMPLOYEES AS IT RELATES TO TRANZACT EMPLOYEES

WHEREAS, Willis North America Inc. is the sponsor of the Willis Towers Watson Non-Qualified Stable Value Excess Plan for U.S. Employees (the “Excess Plan”), which provides benefits to a select group of highly compensated or key employees of the Company’s U.S. affiliates that are supplemental to the benefits provided under the Willis Towers Watson Pension Plan for U.S. Employees;

WHEREAS, pursuant to Section 15 of the Excess Plan, the Excess Plan may be amended or terminated by the Company;

WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) permits the termination and liquidation of a nonqualified deferred compensation plan pursuant to irrevocable action taken by the service recipient within the thirty (30) days preceding or the twelve (12) months following a change in control event (as defined in Section 409A) if the requirements of Treasury Regulation Section 1.409A-3(j)(4)(ix)(B) are met;

WHEREAS, pursuant to Treasury Regulation Section 1.409A-3(j)(4)(ix)(B), the Company may terminate and liquidate the Excess Plan in its discretion if (i) all agreements and plans sponsored by the Company after the closing of the change in control event with respect to which deferrals of compensation are treated as having been deferred under a single plan under Section 409A are terminated and liquidated with respect to each participant that experienced the change in control event are also terminated; and (ii) all payments are made within twelve (12) months of the date all action is taken to terminate the plan;

WHEREAS, the Transaction will constitute a change in control event of the Divested Entities as defined in Section 409A and employees of the Divested Entities certain other employees of WTW who are Divested Employees will experience the change in control event;

WHEREAS, the Company has determined it is advisable and in the best interests of the Company to terminate and liquidate the Excess Plan with respect to the Divested Employees who are participating in the Excess Plan, contingent on and effective as of Closing Date, and to accelerate the payment of all benefits accrued by the Divested Employees under the Excess Plan so that such amounts are paid no later than 12 months following Closing Date; and

WHEREAS, the Company and its affiliates are taking actions to terminate and liquidate all agreements and plans with respect to the Divested Employees that are treated, with respect to the Divested Employees, as having been deferred, along with the Excess Plan, under a single plan under Section 409A.

NOW THEREFORE, BE IT RESOLVED, that the Excess Plan, as it relates to the Divested Employees is hereby irrevocably terminated contingent on and as of the Closing Date; and

FURTHER RESOLVED, that all Divested Employees are hereby vested in their benefits under the Excess Plan contingent on and as of the Closing Date; and

FURTHER RESOLVED, that all accrued and unpaid benefits under the Excess Plan that are allocated to accounts of the Divested Employees shall be paid to Divested Employees in a single lump sum payment within twelve months following the Closing Date; and

FURTHER RESOLVED, that no portion of the Excess Plan other than as it relates to the Divested Employees shall be terminated, and the remaining portions of the Excess Plan shall remain in effect pursuant to its terms.

AMENDMENT OF THE WILLIS TOWERS WATSON SEVERANCE PAY PLAN AS IT RELATES TO TRANZACT EMPLOYEES

WHEREAS, the Company sponsors the Willis Towers Watson Severance Pay Plan (the “Severance Plan”) for the benefit of its employees and has reserved the right to amend the Plan at any time;

WHEREAS, The Divested Employees as well as new hires into the Divested Entities who are eligible under the Plan will continue to be eligible for and to participate in the Plan through a transition services agreement entered into by the parties ("Transition Services Agreement");

WHEREAS, the Company desires to amend the Severance Plan effective as of the Closing Date to provide that all regular full-time (including full-time reduced hour) and part-time Willis Towers Watson employees who are employed in the United States that are being divested to Project Granite Buyer, Inc. under the EPA, and who are participating in or eligible for the Plan as of the Closing Date and new hires into the Divested Entities who are eligible for the Plan after the Closing Date (the "TSA Employees") shall be eligible to continue participating in or be covered under the Plan until the expiration of the Transition Services Agreement; and

NOW THEREFORE BE IT RESOLVED, that the amendment of the Plan in substantially similar form as set forth in the attached Amendment 2024-1, is hereby approved and adopted to be effective as of the consummation of the sale of the Divested Entities;

ENABLING RESOLUTIONS

RESOLVED FURTHER, that the authorized officers and directors of the Company and their designees be, and each of them hereby is, authorized and empowered and directed, for and on behalf of the Company, to take any and all such actions and to prepare, execute (under the seal of the Company, in accordance with the articles of association of the Company, if appropriate) and deliver such certificates, agreements, instruments, notices and other documents, or to effectuate such filings with any and all appropriate regulatory authorities, including state, federal and foreign authorities, as may be required or as such authorized officer, director or designee may deem necessary, appropriate or advisable in order to carry out the purposes and intents of the foregoing resolutions; all such actions to be performed in such manner, and all such certificates, agreements, instruments, notices and other documents to be executed and delivered in such form, as the authorized officer, director or designee performing or executing the same shall approve, the performance or execution thereof by such officer, director or designee to be conclusive evidence of the approval thereof by such officer, director or designee and by the Company; and be it

RESOLVED FURTHER, that the Company authorizes each of the Secretary or any Assistant Secretary of the Company to certify and attest any documents which he or she may deem necessary, advisable or appropriate to carry out the purposes and intents of the foregoing resolutions, provided that such attestation shall not be required for the due authorization, execution and delivery or validity of the particular document; and be it

RESOLVED FURTHER, that the authority granted to the authorized officers or directors of the Company or their designees under the foregoing resolutions shall be deemed to include, in the case of each such resolution, the authority to perform such further acts and deeds as may be necessary, advisable or appropriate, in the judgment of such officers, directors or their designees, to carry out the purposes and intents of the foregoing resolutions, and all acts and deeds previously performed by the officers, directors or their designees or counsel for the Company prior to the date of these resolutions that are within the authority conferred hereby, are ratified, confirmed and approved as the authorized acts and deeds of the Company; and be it

RESOLVED FURTHER, that the foregoing powers and authorizations shall continue in full force and effect until revoked in writing by the Company.

[Signatures on the following page]

UNANIMOUS WRITTEN CONSENT OF THE

BOARD OF DIRECTORS OF

WILLIS NORTH AMERICA INC.

IN WITNESS WHEREOF, the undersigned Directors of the Company consent to, approve, and adopt the foregoing resolutions by written consent in lieu of a meeting, effective as of the applicable Closing Date.

WILLIS NORTH AMERICA INC. ___________________________________ Carl Hess Date: ______________________________	___________________________________ Imran Qureshi Date: ______________________________

AMENDMENT 2024-1

WILLIS TOWERS WATSON SEVERANCE PAY PLAN

(EFFECTIVE JULY 2021)

1. Effective upon the closing of the Equity Purchase Agreement by and between (i) Willis HRH, Inc., (ii) Willis Towers Watson Public Limited Company and (iii) Project Granite Buyer, Inc. (“Buyer”) to sell TRANZACT and its subsidiaries to Buyer, a new paragraph is hereby added to the Coverage Section of the Plan to read as follows:

“For purposes of coverage under the Plan, a TRANZACT employee who was a covered colleague under the Plan prior to being divested to Project Granite Buyer, Inc. (the employers hereinafter referred to as the “Divested Entities”) in connection with equity purchase agreement dated September 30th (“EPA”) and the transaction that closed on December 31, 2024 (“Closing Date”) and new hires into the Divested Entities who would otherwise be covered under the Plan after the Closing Date, shall continue to be or become covered by the Plan until the date on which the transition services agreement entered into in accordance with the EPA expires.